INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
          The Securities Exchange Act of 1934 (Amendment No. ________)

Filed by the Registrant  [ X  ]
Filed by a party other than the Registrant [    ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only(as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under Sec. 240.14a-12


                          ABRAXAS PETROLEUM CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

    [X] No fee required.
    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

     [ ]Fee paid previously with preliminary materials.

     [ ]Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                          ABRAXAS PETROLEUM CORPORATION
                        500 N. Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                                 (210) 490-4788

                                                                  April 21, 2006

Dear Stockholders:

         You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Abraxas Petroleum Corporation to be held on Thursday, May 25, 2006, at 9:00 a.m., local time, at the Petroleum Club of San Antonio located at 8620 N. New Braunfels, Suite 700, San Antonio, Texas 78217. We hope that you will be able to attend the meeting. Matters on which action will be taken at the meeting are explained in detail in the Notice and Proxy Statement following this letter.

         Whether or not you expect to attend the Annual Meeting, please mark, sign, and date the enclosed proxy and return it promptly in the enclosed envelope.



                        Robert L.G. Watson
                        Chairman of the Board, President,
                        and Chief Executive Officer

                          ABRAXAS PETROLEUM CORPORATION
                        500 N. Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                                 (210) 490-4788

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 25, 2006

To the Stockholders of Abraxas Petroleum Corporation:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Abraxas Petroleum Corporation ("Abraxas") will be held at the Petroleum Club of San Antonio located at 8620 N. New Braunfels, Suite 700, San Antonio, Texas 78217, on Thursday, May 25, 2006, at 9:00 a.m., local time, for the following purposes:

         (1) To elect two directors to the Abraxas Board of Directors for a term of three years. The Board of Directors has nominated the following for election:

                           Franklin A. Burke
                           Paul A. Powell, Jr.

         (2) To ratify the appointment of BDO Seidman, LLP as Abraxas' independent auditors for the year ending December 31, 2006;

         (3) To approve the Abraxas Petroleum Corporation 2005 Employee Long-Term Equity Incentive Plan; and

         (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

         We cordially invite you to attend the Annual Meeting in person. To assure your representation at the meeting, however, we urge you to mark, sign, date, and return the enclosed proxy card as soon as possible in the enclosed postage-prepaid envelope.

         Whether or not you expect to attend the Annual Meeting, please complete, sign, date, and promptly mail your proxy card in the envelope provided. You may revoke your proxy at any time prior to the Annual Meeting, and, if you attend the Annual Meeting, you may vote your shares of Abraxas stock in person.

         The Abraxas Board of Directors has fixed the close of business on April 18, 2006, as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

                               By Order of the Board of Directors

                               Stephen T. Wendel
                               SECRETARY


San Antonio, Texas
April 21, 2006

25


                          ABRAXAS PETROLEUM CORPORATION
                        500 N. Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                                 (210) 490-4788

                                 PROXY STATEMENT

                             -----------------------

         The Board of Directors of Abraxas Petroleum Corporation is soliciting proxies to vote shares of common stock at the 2006 Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on Thursday, May 25, 2006, at the Petroleum Club of San Antonio located at 8620 N. New Braunfels, Suite 700, San Antonio, Texas 78217, and at any adjournment thereof. This Proxy Statement and the accompanying Proxy are first being mailed to stockholders on or about April 21, 2006. For ten days prior to the annual meeting, a complete list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder for any purpose germane to the annual meeting during ordinary business hours at Abraxas' executive offices, located at the address set forth above.

Record Date; Shares Entitled To Vote; Quorum

         The Board of Directors has fixed the close of business on April 18, 2006 as the record date for Abraxas stockholders entitled to notice of and to vote at the annual meeting. Holders of common stock as of the record date are entitled to vote at the annual meeting. As of the record date, there were 42,588,327 shares of Abraxas common stock outstanding, which were held by approximately 1,222 holders of record. Stockholders are entitled to one vote for each share of Abraxas common stock held as of the record date.

         The holders of a majority of the outstanding shares of Abraxas common stock issued and entitled to vote at the annual meeting must be present in person or by proxy to establish a quorum for business to be conducted at the annual meeting. Abstentions and "non-votes" are treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. "Non-votes" occur when a proxy:

     o is returned by a broker or other stockholder who does not have authority to vote;

     o   does not give authority to a proxy to vote; or

     o   withholds authority to vote on one or more proposals.

Votes Required

         The votes required for each of the proposals is as follows:

         Election of Directors. The nominees for director who receive the most votes will be elected. Therefore, if you do not vote for a particular nominee or you indicate "withhold authority to vote" for a particular nominee on your proxy card, your abstention will have no effect on the election of directors.

         Appointment of Independent Auditors. The proposal to ratify the appointment of Abraxas' independent auditors must receive the affirmative vote of the holders of a majority of the shares of Abraxas common stock represented and voting at the meeting. Therefore, all abstentions will have the same legal effect as a vote against the proposal. Non-votes are not considered present at the meeting for this proposal and will have no effect on the ratification of the appointment of Abraxas' independent auditors.

         2005 Employee Plan. The proposal to approve the Abraxas Petroleum Corporation 2005 Employee Long-Term Equity Incentive Plan must receive the affirmative vote of the holders of a majority of the shares of Abraxas common stock represented and voting at the meeting. Therefore, all abstentions will have the same legal effect as a vote against the proposal. Non-votes are not considered present at the meeting for this proposal and will have no effect on the approval of the 2005 Employee Plan.

Voting of Proxies

         Votes cast in person or by proxy at the annual meeting will be tabulated at the annual meeting. All valid, unrevoked proxies will be voted as directed. In the absence of instructions to the contrary, properly executed proxies will be voted in favor of each of the proposals listed in the notice of annual meeting and for the election of the nominees for director set forth herein.

         If any matters other than those addressed on the proxy card are properly presented for action at the annual meeting, the persons named in the proxy will have the discretion to vote on those matters in their best judgment, unless authorization is withheld.

How To Vote By Proxy; Revocability of Proxies

         To vote by  proxy,  you must  complete,  sign,  date,  and  return  the enclosed proxy card in the enclosed envelope. Any Abraxas stockholder who delivers a properly executed proxy may revoke the proxy at any time before it is voted. Proxies may be revoked by:

     o delivering a written revocation of the proxy to the Abraxas Secretary before the annual meeting;

     o   signing and returning a later dated proxy to the Abraxas Secretary; or

     o   appearing at the annual meeting and voting in person.

         Attendance at the annual meeting will not, in and of itself, constitute revocation of a proxy. An Abraxas stockholder whose shares are held in the name of its broker, bank or other nominee must bring a legal proxy from its broker, bank or other nominee to the meeting in order to vote in person.

Deadline for Voting by Proxy

         In order to be counted, votes cast by proxy must be received by mail prior to the annual meeting.

Solicitation of Proxies

         Proxies will be solicited by mail. Proxies may also be solicited personally, or by telephone, fax, or other means by the directors, officers, and employees of Abraxas. Directors, officers, and employees soliciting proxies will receive no extra compensation, but may be reimbursed for related out-of-pocket expenses. In addition to solicitation by mail, Abraxas will make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send the proxy materials to beneficial owners. Abraxas will, upon request, reimburse these brokerage houses, custodians, and other persons for their reasonable out-of-pocket expenses in doing so. Abraxas will pay the cost of solicitation of proxies.

                                  PROPOSAL ONE

                              Election of Directors

         Abraxas' Articles of Incorporation divide the Board of Directors into three classes of directors serving staggered three-year terms, with one class to be elected at each annual meeting of stockholders. At this year's meeting, two Class I directors are to be elected for a term of three years, to hold office until the expiration of his term in 2009, or until a successor shall have been elected and shall have qualified. The nominees for Class I directors are Franklin A. Burke and Paul A. Powell, Jr.

         Assuming the presence of a quorum, the nominees for director who receive the most votes will be elected. The enclosed form of proxy provides a means for stockholders to vote for or to withhold authority to vote for the nominees for director. If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder's proxy are to be voted, such shares will be voted FOR the election of the nominees for director. In determining whether this item has received the requisite number of affirmative votes, abstentions and broker non-votes will not be counted and will have no effect.

         The Board of Directors recommends a vote "FOR" the election of the nominees to the Board of Directors.

                    Board of Directors and Executive Officers

         The following table sets forth the names, ages, and positions of the executive officers and directors of Abraxas. The term of the Class I directors of Abraxas expires in 2006, the term of the Class II directors expires in 2008 and the term of the Class III directors expires in 2007.

Name and Municipality of Residence                   Age  Office                                         Class

Robert L.G. Watson                                        Chairman of the Board, President and Chief
San Antonio, Texas                                   55   Executive Officer                               III

Chris E. Williford                                        Executive Vice President, Chief Financial
San Antonio, Texas                                   55   Officer and Treasurer                            --

C. Scott Bartlett, Jr.
Little Falls, New Jersey                             72   Director                                        II

Franklin A. Burke
Doyleston, Pennsylvania                              72   Director                                         I

Harold D. Carter
Dallas, Texas                                        67   Director                                        III

Ralph F. Cox
Ft. Worth, Texas                                     73   Director                                        II

Barry J. Galt
Houston, Texas                                       72   Director                                        III

Dennis E. Logue
Enfield, New Hampshire                               62   Director                                        II

Paul A. Powell, Jr.
Salem, Virginia                                      60   Director                                         I

Joseph A. Wagda
Danville, California                                 62   Director                                        II

Lee T. Billingsley                                   53   Vice President - Exploration                     --

William H. Wallace                                   48   Vice President - Operations                      --

Stephen T. Wendel                                    56   Vice President - Land & Marketing                --

Executive Officers

         Robert L.G. Watson has served as Chairman of the Board, President, Chief Executive Officer and a director of Abraxas since 1977. Since January 2003, he has served as Chairman of the Board, Chief Executive Officer and Director of Grey Wolf Exploration Inc. ("Grey Wolf"), an oil and gas exploration and production company whose shares are listed on the Toronto Stock Exchange and which was, until February 2005, a wholly-owned subsidiary of Abraxas. From May 1996 to January 2003, he served as President, Chairman of the Board and a director of Grey Wolf Exploration, Inc., a former wholly-owned subsidiary of Abraxas ("Old Grey Wolf"), the capital stock of which was sold by Abraxas in January 2003. From November 1996 to January 2003, Mr. Watson was Chairman of the Board, President and a director of Canadian Abraxas Petroleum Limited, a former wholly-owned Canadian subsidiary of Abraxas, the capital stock of which was sold by Abraxas in January 2003. Prior to forming Abraxas, Mr. Watson was employed in various petroleum engineering positions with Tesoro Petroleum Corporation, a crude oil and natural gas exploration and production company, from 1972 through 1977, and DeGolyer and MacNaughton, an independent petroleum engineering firm, from 1970 to 1972. Mr. Watson received a Bachelor of Science degree in Mechanical Engineering from Southern Methodist University in 1972 and a Master of Business Administration degree from the University of Texas at San Antonio in 1974.

         Chris E. Williford was elected Vice President, Treasurer and Chief Financial Officer of Abraxas in January 1993, and as Executive Vice President and a director of Abraxas in May 1993. In December 1999, Mr. Williford resigned as a director of Abraxas. From November 1996 to January 2003, Mr. Williford was Vice President and Assistant Secretary of Canadian Abraxas and Vice President of Old Grey Wolf. Prior to joining Abraxas, Mr. Williford was Chief Financial Officer of American Natural Energy Corporation, a crude oil and natural gas exploration and production company, from July 1989 to December 1992, and President of Clark Resources Corp., a crude oil and natural gas exploration and production company, from January 1987 to May 1989. Mr. Williford received a Bachelor of Science degree in Business Administration from Pittsburgh State University in 1973.

         Lee T. Billingsley has served as Vice President - Exploration since joining Abraxas in 1998. In 1983, Dr. Billingsley founded Sandia Oil & Gas Corp. and served as its President until Sandia merged into Abraxas in 1998. Prior to forming Sandia, Dr. Billingsley worked for Tenneco Oil Company and American Quasar Petroleum. Dr. Billingsley holds three degrees in Geology, Bachelor of Science and Doctorate from Texas A&M University and Master of Science from Colorado School of Mines.

         William H. Wallace has served as Vice President - Operations since 2000. From 1995 to 2000, Mr. Wallace served as Abraxas' Superintendent/Senior Operations Engineer for South Texas and Wyoming. Prior to joining Abraxas, Mr. Wallace was associated with Dorchester Gas Producing Company and Parker and Parsley. Mr. Wallace received a Bachelor of Science degree in Petroleum Engineering from Texas Tech University in 1981.

         Stephen T. Wendel has served as Vice President - Land and Marketing since 1990 and as Corporate Secretary since 1988. From 1982 to 1990, Mr. Wendel served as Abraxas' Manager of Joint Interests and Natural Gas Contracts. Prior to joining Abraxas, Mr. Wendel held accounting, auditing and marketing positions with Tenneco Oil Company and Tesoro Petroleum Corporation. Mr. Wendel received a Bachelor of Business Administration degree in Accounting from Texas Lutheran University in 1971.

Director Nominees

         Franklin A. Burke, a director of Abraxas since June 1992, has served as President and Treasurer of Venture Securities Corporation since 1971, where he is in charge of research and portfolio management. He has also been a general partner and director of Burke, Lawton, Brewer & Burke, a securities brokerage firm, since 1964, where he is responsible for research and portfolio management. Mr. Burke received a Bachelor of Science degree in Finance from Kansas State University in 1955, a Masters degree in Finance from University of Colorado in 1960 and studied at the graduate level at the London School of Economics from 1962 to 1963.

         Paul A. Powell, Jr., a director of Abraxas since August 2005, has served as Vice President and Director of Mechanical Development Co., Inc. a tool and die production machine company, since 1984. He also serves as trustee of 17 investment trusts, including the Paul A. Powell Trust. Mr. Powell is a managing partner of Claytor Equity Partners, Cortland Partners, JWM Partners, Emory Partners, Burnett Partners and President of Somerset Investments, Ltd. Mr. Powell is also manager of Westpoint (2002) LLC and WMP Properties LLC, and co-manager of Wessex LLC. He attended Emory and Henry College and graduated from National Business College with a degree in Accounting. Mr. Powell previously served as director of Abraxas from 1987 to 1999 and as an advisory director from 1999 to August 2005.

Directors with Terms Expiring in 2007 and 2008

         C. Scott Bartlett, Jr., a director of Abraxas since December 1999, has over 40 years of commercial banking experience, the most recent being with National Westminster Bank USA, rising to the position of Executive Vice President, Senior Lending Officer and Chairman of the Credit Policy Committee. Mr. Bartlett also currently serves on the board of NVR, Inc., a regional home builder, and is active in securities arbitration. Mr. Bartlett attended Princeton University, and has a certificate in Advanced Management from Pennsylvania State University.

         Harold D. Carter has served as a director of Abraxas since October 2003. Mr. Carter has more than 30 years experience in the oil and gas industry and has been an independent consultant since 1990. Prior to consulting, Mr. Carter served as Executive Vice President of Pacific Enterprises Oil Company
(USA). Before that, Mr. Carter was associated for 20 years with Sabine Corporation, ultimately serving as President and Chief Operating Officer from 1986 to 1989. Mr. Carter consults for Associated Energy Managers, Inc. with respect to its Energy Income Fund, L.P., an investment fund, and is a director of Brigham Exploration Company and Energy Partners, Ltd., both publicly traded oil and gas companies, and Longview Production Company, a private company. Mr. Carter was a director of Abraxas from 1996 to 1999 and served as an advisory director from 1999 to October 2003.

         Ralph F. Cox, a director of Abraxas since December 1999, has over 45 years of oil and gas industry experience, over 30 of which was with Arco. Mr. Cox retired from Arco in 1985 after serving as Vice Chairman. Mr. Cox then joined what was known as Union Pacific Resources prior to its acquisition by Anadarko Petroleum in July 2000, retiring in 1989 as President and Chief Operating Officer. Mr. Cox then joined Greenhill Petroleum Corporation as President until leaving in 1994 to pursue a consulting business. Mr. Cox has in the past and continues to serve on many boards including CH2M Hill Companies, an engineering and construction firm, and is a trustee for the Fidelity group of funds. Mr. Cox earned Petroleum and Mechanical Engineering degrees from Texas A&M University with advanced studies at Emory University.

         Barry J. Galt, a director of Abraxas since October 2003, has served as a director of Ocean Energy, Inc., an oil and gas company, since his retirement in 1999 until the acquisition of Ocean by Devon Energy Corporation in April 2003. He served as Chairman and Chief Executive Officer of Seagull Energy Corporation, an oil and gas company, the predecessor to Ocean, from 1983 through 1998, and as Vice Chairman of Seagull from January 1999 until May 1999. Prior to his employment by Seagull, Mr. Galt acted as President and Chief Operating Officer of The Williams Companies, an oil and gas company. Mr. Galt has also served as a director of Trinity Industries, Inc., a manufacturing company, since 1989, a director of Dynegy Inc., an oil and gas company, since September 2002 and a director of Endeavor International Corporation, an oil and gas company, since 2004.

         Dennis E. Logue, a director of Abraxas since April 2003, has served as Chairman of the Board of Directors of Ledyard National Bank since August 2005. He served as Dean and Fred E. Brown Chair at the Michael F. Price College of Business at the University of Oklahoma from 2001 through September 2005. Prior to joining Price College, he was the Steven Roth Professor at the Amos Tuck School at Dartmouth College where he had been since 1974. He is currently a director of Waddell & Reed Financial, Inc., a national financial services organization, and Duckwall-ALCO Stores, Inc., a general merchandise retailer serving smaller, hometown communities. He is also on the editorial boards of several scholarly journals, including the Journal of Banking and Finance, the Journal of Portfolio Management, and the Journal of Management Strategy Education. Mr. Logue holds degrees from Fordham College, Rutgers, and Cornell University.

         Joseph A. Wagda, a director of Abraxas since December 1999, has been involved in a variety of business activities over a 30-year career. From 2000 to the present, Mr. Wagda has been a director of BrightStar Information Technology Group, Inc., an information technology company and from 2000 to April 2005, he served as Chief Executive Officer of BrightStar. Mr. Wagda is also an attorney, president and principal owner of Altamont Capital Management, Inc., where he has been involved from 1997 - 2001 in a number of investment projects as an investor and consultant, including leadership roles as a member of Campus LLC in 1999-2000 and as managing member of AltaNet Partners, LLC from 2000. Previously, Mr. Wagda was President and Chief Executive Officer of American Heritage Group, Inc., a modular homebuilder, and a Senior Managing Director and co-founder of the Price Waterhouse corporate finance practice. He also served with the finance staff of Chevron Corporation and in the general counsel's office at Ford Motor Company. Mr. Wagda received a Bachelor of Science from Fordham College, a

Masters of Business Administration, with distinction, from the Johnson Graduate School of Management, Cornell University, and a JD, with honors, from Rutgers University.

         Robert L.G. Watson, Abraxas' Chairman of the Board, President and Chief Executive Officer, will serve as a director until his term expires in 2007.

Advisory  Director

         The Board has appointed the following individual as an Advisory Director to the Board:

         Richard M. Riggs, age 85, a director of Abraxas from 1985 to 1999 and an advisory director since 1999, is a self-employed geological consultant. He served as Vice President of Petro Consultants Energy Corporation, a crude oil and natural gas exploration and production company, from 1978 to 1984. He was previously employed by Tesoro Petroleum Corporation as Exploration Vice President for North America, and prior to that time was Manager of Domestic Exploration for Ashland Oil, Inc. Mr. Riggs graduated with a Bachelors degree in Geology from Dartmouth College and a Masters degree in Geology from Columbia University.

         The Advisory Director serves at the pleasure of the Board and may be terminated as an Advisory Director at any time upon consent of a majority of the Board of Directors. The Advisory Director has the right to receive timely notice and information regarding, and to attend and participate in all, meetings of the Board, but does not have the right to vote at the meetings. The Board may, in its discretion without the Advisory Director's consent, at any meetings at which the Advisory Director is in attendance, hold an executive session, at which the Advisory Director may not be present. Except for purposes of indemnification, the Advisory Director is not deemed to be a "director" of Abraxas.

Meeting Attendance

         During the fiscal year ended December 31, 2005, the Abraxas Board of Directors held seven meetings. All directors attended each meeting, except Messrs. Carter, Galt and Logue, who attended six meetings. During 2005, Abraxas' directors, other than Mr. Watson, received compensation for service to Abraxas as a director. See "Executive Compensation--Compensation of Directors." Directors also received reimbursement of travel expenses to attend meetings of the Board of Directors. Abraxas encourages, but does not require, directors to attend the annual meeting of stockholders. At Abraxas' 2005 Annual Meeting, all members of the Board were present, except Mr. Carter.

Committees of the Board of Directors

         The Audit Committee of the Abraxas Board of Directors, which consists of Messrs. Bartlett, Burke, Powell and Wagda, met seven times during 2005. The Board of Directors has determined that each of the members of the Audit Committee is independent as determined in accordance with the listing standards of the American Stock Exchange and Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act. In addition, the Board of Directors has determined that C. Scott Bartlett, Jr., as defined by SEC rules, is an audit committee financial expert. The Audit Committee Report, which begins on page 18, more fully describes the activities and responsibilities of the Audit Committee.

         The Compensation Committee of the Board of Directors, which consists of Messrs. Cox, Carter, Galt and Logue, met five times during 2005. The duties of the Compensation Committee are to review and make recommendations concerning the compensation of Abraxas' executive and non-executive officers. The Compensation Committee also administers Abraxas' 1993 Key Contributor Stock Option Plan, 1994 Long Term Incentive Plan, Directors Restricted Share Plan, Director Stock Option Plan and the 2005 Non-Employee Directors Long-Term Equity Incentive Plan. If approved at the 2006 Annual Meeting, the Compensation Committee will also administer the 2005 Abraxas Petroleum Corporation Employee Long-Term Equity Incentive Plan.

         The Nominating Committee, which consists of Messrs. Bartlett, Burke, and Cox, did not meet during 2005. The primary function of the Nominating Committee is to assist the Board in identifying, screening and recruiting qualified individuals to become Board members and determining the composition of the Board and its committees, including recommending nominees for annual stockholders meetings or to fill vacancies on the Board.

         The Corporate Governance Committee, which consists of Messrs. Carter, Galt and Logue, did not meet in 2005, but met in February 2006. The primary function of the Corporate Governance Committee is to develop and maintain the corporate governance policies of Abraxas.

         Each of the Board's committees has a written charter, and copies of the
charters   are   available   for   review   on   the   Company's    website   at
www.abraxaspetroleum.com.

Board Independence

         A majority of the members of the Board of Directors, as well as all members of the Audit, Compensation, Nominating and Corporate Governance
Committees, are "independent," as currently defined by the Securities and Exchange Commission and the listing standards of the American Stock Exchange. The Board of Directors also conducts an annual self-evaluation on key Board and Committee-related issues, which has proven to be a beneficial tool in the process of continuous improvement in Board functioning and communication.

Code of Ethics

         In April 2004, the Board of Directors unanimously approved Abraxas' Code of Ethics. This Code is a statement of Abraxas' high standards for ethical behavior, legal compliance and financial disclosure, and is applicable to all directors, officers, and employees. A copy of the Code of Ethics can be found in its entirety on Abraxas' website at www.abraxaspetroleum.com. Additionally, should there be any changes to, or waivers from, Abraxas' Code of Ethics, those changes or waivers will be posted immediately on our website at the address noted above.

Stockholder Communications with Board

         The Board of Directors has implemented a process by which stockholders may communicate with the Board of Directors. Any stockholder desiring to communicate with the Board of Directors may do so in writing by sending a letter addressed to The Board of Directors, c/o The Corporate Secretary. The Corporate Secretary has been instructed by the Board to promptly forward communications so received to the members of the Board of Directors.

Nominations

         The Nominating Committee is the standing committee responsible for determining the slate of director nominees for election by stockholders, which the committee recommends for consideration by the Board. All director nominees are approved by the Board prior to annual proxy material preparation and are required to stand for election by stockholders at the next annual meeting. For positions on the Board created by a director's leaving the Board prior to the expiration of his or her current term, whether due to death, resignation, or other inability to serve, Article III of the Company's Amended and Restated Bylaws provides that a Director elected by the Board to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

         The Nominating Committee does not currently utilize the services of any third party search firm to assist in the identification or evaluation of Board member candidates. The Nominating Committee may engage a third party to provide such services in the future, as it deems necessary or appropriate at the time in question.

         The Nominating Committee determines the required selection criteria and qualifications of director nominees based upon the needs of the Company at the time nominees are considered. A candidate must possess the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care. Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibility within their chosen fields, and have the ability to quickly understand complex principles of, but not limited to, business and finance. Candidates with potential conflicts of interest or who do not meet independence criteria will be identified and disqualified. The Nominating Committee will consider these criteria for nominees identified by the Committee, by stockholders, or through some other source. When current Board members are considered for nomination for reelection, the Nominating Committee also takes into consideration their prior Board contributions, performance and meeting attendance records.

         The Nominating Committee will consider qualified candidates for possible nomination that are recommended by stockholders. Stockholders wishing to make such a recommendation may do so by sending the following information to the Nominating Committee, c/o Corporate Secretary at the address listed above:
(1) name of the candidate with brief biographical information and resume; (2) contact information for the candidate and a document evidencing the candidate's willingness to serve as a director if elected; and (3) a signed statement as to the submitting stockholder's current status as a stockholder and the number of shares currently held. Any such nomination must comply with the advance notice provisions of Abraxas' Amended and Restated Bylaws. These provisions are summarized under "Stockholder Proposals for 2007 Abraxas Annual Meeting" on page 25 of this document.

         The Nominating Committee conducts a process of making a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual's willingness to serve and other background information. This information is evaluated against the criteria set forth above as well as the specific needs of the Company at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews, which are used for further evaluation. The Nominating Committee uses the same process for evaluating all nominees, regardless of the original source of the information.

         No candidates for director nominations were submitted to the Nominating Committee by any stockholder in connection with the 2006 Annual Meeting.

                 SECURITIES HOLDINGS OF PRINCIPAL STOCKHOLDERS,
                        DIRECTORS, NOMINEES AND OFFICERS

         Based upon information received from the persons concerned, each person known to Abraxas to be the beneficial owner of more than five percent of the outstanding shares of common stock of Abraxas, each director and nominee for director, each of the named executive officers and all directors and officers of Abraxas as a group, owned beneficially as of April 10, 2006, the number and percentage of outstanding shares of common stock of Abraxas indicated in the following table:

Name and Address of Beneficial Owner   Number of Shares (1)                    Percentage (%)

Venture Securities Corp.                    2,733,034   (2)                          6.42
516 N. Bethlehem Pike
Spring House, PA 19477
Robert L.G. Watson                          1,230,908   (3)                          2.85
Chris E. Williford                            223,698   (4)                             *
Lee T. Billingsley                            182,440   (5)                             *
William H. Wallace                             99,916   (6)                             *
Stephen T. Wendel                             140,919   (7)                             *
C. Scott Bartlett, Jr.                         67,500   (8)                             *
Franklin A. Burke                           1,975,970   (9)                          4.63
Harold D. Carter                                95,675 (10)                             *
Ralph F. Cox                                   345,000 (11)                             *
Barry J. Galt                                   60,000 (12)                             *
Dennis E. Logue                                 60,000 (13)                             *
Paul A. Powell, Jr.                             64,039 (14)                             *
Richard M. Riggs                               170,263 (15)                             *
Joseph A. Wagda                                 85,000 (16)                             *
All Officers and Directors as a Group        4,801,328  (3)(4)(5)(6)(7)(8)          11.22
(14 persons)                                            (9)(10)(11)(12)
                                                        (13)(14)(15)(16)

------------------
*        Less than 1%

(1) Unless otherwise indicated, all shares are held directly with sole voting and investment power.
(2) Includes 1,697,422 shares with sole voting power held by Venture Securities and Franklin A. Burke, a director of Abraxas and the sole owner of Venture Securities, and 1,035,612 shares managed by Venture Securities on behalf of third parties.

(3)      Includes  36,077  shares  issuable  upon  exercise  of options  granted pursuant to the Abraxas Petroleum Corporation 1993 Key Contributor Stock Option Plan, 565,136 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan (the "1994 LTIP"), and 300 shares in a retirement account. Does not include a total of 75,880 shares owned by the Robert L G. Watson, Jr. Trust and the Carey B. Watson Trust, the trustees of which are Mr. Watson's brothers and the beneficiaries of which are Mr. Watson's children. Mr. Watson disclaims beneficial ownership of the shares owned by these trusts.
(4) Includes 187,250 shares issuable upon exercise of options granted pursuant to the 1994 LTIP.
(5) Includes 102,000 shares issuable upon exercise of options granted pursuant to the 1994 LTIP and 2,500 shares in a retirement account.
(6) Includes 85,500 shares issuable upon exercise of options granted pursuant to the 1994 LTIP.
(7) Includes 90,750 shares issuable upon exercise of options granted pursuant to the 1994 LTIP.
(8) Includes 50,000 shares issuable upon exercise of certain option agreements and 10,000 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 2005 Non-Employee Director Long-Term Equity Incentive Plan (the "2005 Director Plan").
(9) Includes 30,000 shares issuable upon exercise of options granted pursuant to the Amended and Restated Director Stock Option Plan (the "Director Option Plan"), 30,000 shares issuable upon exercise of certain option agreements and 10,000 shares issuable upon exercise of options granted pursuant to the 2005 Director Plan.
(10) Includes 30,000 shares issuable upon exercise of options granted pursuant to the Director Option Plan, 30,000 shares issuable upon exercise of certain option agreements and 10,000 shares issuable upon exercise of options granted pursuant to the 2005 Director Plan.
(11) Includes 75,000 shares issuable upon exercise of certain option agreements and 10,000 shares issuable upon exercise of options granted pursuant to the 2005 Director Plan.
(12) Includes 50,000 shares issuable upon exercise of certain option agreements and 10,000 shares issuable upon exercise of options granted pursuant to the 2005 Director Plan.
(13) Includes 50,000 shares issuable upon exercise of certain option agreements and 10,000 shares issuable upon exercise of options granted pursuant to the 2005 Director Plan.
(14) Includes 30,000 shares issuable upon exercise of options granted pursuant to the Director Option Plan and 10,000 shares issuable upon exercise of options granted pursuant to the 2005 Director Plan.
(15) Includes 30,000 shares issuable upon exercise of options granted pursuant to the Director Option Plan and 10,000 shares issuable upon exercise of options granted pursuant to the 2005 Director Plan.
(16) Includes 75,000 shares issuable upon exercise of certain option agreements and 10,000 shares issuable upon exercise of options granted pursuant to the 2005 Director Plan.


                             EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

         The Compensation Committee is composed entirely of directors who are not employees of Abraxas. The Committee is responsible for establishing and administering the compensation levels for Abraxas' executive and non-executive officers. The members of the Compensation Committee believe that the ability to attract and retain qualified executive and non-executive officers and provide appropriate incentives to Abraxas' executive and non-executive officers is essential to the long-term success of Abraxas.

         In determining executive compensation, the Committee reviews the compensation programs, pay levels and business results of Abraxas as compared to a peer group of oil and natural gas exploration and production companies, which includes those in the William M. Mercer 2005 Energy Compensation Survey.

Compensation Philosophy and Objectives

         The philosophy underlying the development and administration of Abraxas' annual and long-term compensation plans is to align the interests of management with those of Abraxas' stockholders. Key elements of this philosophy are:

            o Establishing compensation plans that deliver base salaries which are competitive with the companies in the peer group, within Abraxas' budgetary constraints and commensurate with Abraxas' performance as measured by operating, financial, and strategic objectives.

            o Providing equity-based incentives for executive and non-executive officers to ensure that they are motivated over the long-term to respond to Abraxas' business challenges and opportunities as owners rather than just as employees.

            o Rewarding executive and non-executive officers for outstanding performance particularly where such performance is reflected by an increase in the value of Abraxas common stock.

         The compensation currently paid to Abraxas' executive and non-executive officers consists of base salary, various employee benefits (including medical and life insurance and 401(k) plan benefits generally available to all employees of Abraxas), annual cash bonuses, and grants of stock options and awards. Abraxas does not have any other deferred compensation programs or supplemental executive retirement plans. There are also no perquisites provided to Abraxas' executive officers that are not otherwise available to all of Abraxas' employees.

Elements of the Executive Compensation Program

         Base Salaries. The Committee believes that Abraxas' base salary levels for executive officers are consistent with the practices of the companies in the peer group. Increases in base salary levels from time to time are designed to reflect competitive practices in the industry, Abraxas' financial performance and individual performance of the officer.

         In the first quarter of each year, the Chief Executive Officer submits to the Committee recommendations for salary adjustments based upon his subjective evaluation of individual performance and his subjective judgment regarding setting each executive and non-executive officer's salary within Abraxas' salary range. This range is set by reference to the salaries paid by the companies in the peer group while remaining within Abraxas' budgetary constraints. The companies in the peer group are used to compare Abraxas' salary structure to that of other companies that compete with Abraxas for executives but without targeting salaries to be higher, lower, or approximately the same as those of the companies in the peer group. The Committee does not consider the performance of any of the companies in the peer group in setting Abraxas' salary structure.

         Annual Bonuses. In 2003, the Board of Directors adopted an annual bonus plan, which established certain criteria for the payment of annual bonuses to the senior management of Abraxas and certain vice president level officers of Abraxas who are involved in the exploration and technical operations of the Company. The plan was amended in 2005. Under the plan as amended, each participant is given an annual bonus opportunity based on the achievement of a goal related to the Net Asset Value ("NAV"), on a per share basis, of the Company's common stock, established by the Board of Directors after assessing recommendations by the Chief Executive Officer. Bonuses may be paid in cash, stock, or a combination of both. For Messrs. Watson, Williford and Wallace and Dr. Billingsley, the bonus will equal the percentage increase in NAV per share over the previous year's NAV per share for the first 10% increase and twice the percentage increase thereafter with a maximum award for any one year of 70% of annual salary. In 1994, the Board of Directors adopted an annual cash bonus plan, which established certain criteria for the payment of annual cash bonuses to certain vice president level and other officers of Abraxas who are not included in the plan described above. This plan was amended in 1997, 1999, 2003 and 2005. Under the plan as amended, each participant is given an annual bonus opportunity based on the achievement of certain goals. For Mr. Wendel, the bonus could be as high as 25% of base salary if all goals are attained. The amount of the bonuses to be paid to Mr. Wendel, if any, will be based upon attaining goals set by the Board of Directors after assessing the recommendations of management for EBITDA, General and Administrative expenses, and Finding Costs. If all performance goals are met or exceeded, each participant can earn additional bonuses of up to 25% of base salary. Under both plans, the board has the prerogative to adjust the bonus earned by any participant, including Messrs. Watson, Williford, Wallace and Wendel and Dr. Billingsley, to take into account extraordinary factors not contemplated by the respective bonus plans when the impact of such contributions or factors cannot be adequately reflected by the bonus determined under the methodology described above and to determine the cash and/or share component of any earned awards.

For 2005, the goals for NAV and Finding Costs were met and the following bonuses were earned:

                Name                                Bonus Amount ($)
                ----                                ----------------
                Robert L.G. Watson                      269,800
                Chris E. Williford                      142,600
                Robert W. Carington, Jr.                 137,083 (1)
                Lee T. Billingsley                       122,107
                William H. Wallace                       122,107
                Stephen T. Wendel                         32,563
------------------

(1) Mr. Carington received a bonus for the NAV goal under the terms of his resignation in October 2005.

         Long-Term Incentives. On September 13, 2005, subject to stockholder approval at the 2006 Annual Meeting, the board adopted the Abraxas Petroleum Corporation 2005 Employee Long-Term Equity Incentive Plan (the "2005 Employee Plan") in order to employ and retain qualified and competent personnel and promote the growth and success of Abraxas by aligning the long-term interests of Abraxas' key employees with those of Abraxas' stockholders by providing an opportunity to acquire an interest in Abraxas and by providing both rewards for exceptional performance and long-term incentives for future contributions to the success of Abraxas. Up to an aggregate of 1,200,000 shares of Abraxas common stock have been reserved for issuance under the 2005 Employee Plan. The 2005 Employee Plan makes available to the Committee a number of incentive devices such as incentive stock options, non-qualified stock options and restricted stock. The Committee adopts administrative guidelines from time to time, which define specific eligibility criteria, the types of awards to be employed and the value of such awards. Specific terms of each award are provided in individual award agreements granted to each award recipient. Award agreements also contain change of control provisions. Option holdings and previous awards are not taken into account.

         The board believes that the 2005 Employee Plan will give Abraxas the flexibility to structure awards to meet Abraxas' business needs. In making long-term incentive awards under the 2005 Employee Plan, the Committee seeks to ensure that the total compensation package, including cash compensation, is competitive with the compensation paid by the companies included in the Mercer Survey, yet substantially contingent upon the conclusion of individual and corporate efforts to produce attractive long-term returns to Abraxas stockholders.

         CEO Compensation. Mr. Watson's salary in 2005 was based on the Committee's evaluation of his performance and Abraxas' performance, after reviewing competitive salary data from the companies included in the Mercer Survey and Abraxas' budgetary constraints. The Committee's determination of Mr. Watson's total salary was based upon the salaries paid to chief executive officers of the companies included in the Mercer Survey and the salary structure of Abraxas.

         In connection with Abraxas' January 2003 financial restructuring, certain former noteholders had required that Abraxas re-price all of its outstanding stock options to $0.66 per share, except for those options held by Mr. Watson. Only one-half of Mr. Watson's options were so re-priced. At that time, the former noteholders gave the Abraxas Board the discretion to grant certain options to purchase Abraxas' 11 1/2% secured notes due 2007, which were being issued in connection with the January 2003 financial restructuring, to Mr. Watson. The Board determined that it would not be in the best interests of Abraxas and its stockholders to grant the note options to Mr. Watson as the notes issuable pursuant to the note options would have increased Abraxas' indebtedness and the Board believed that the issuance of the note options would have created a conflict of interest for Mr. Watson as his interests could have been seen to be aligned with those of the noteholders rather than with the stockholders of Abraxas. In October 2004, Abraxas successfully completed a recapitalization that included the redemption of Abraxas' 11 1/2% secured notes due 2007. After the conclusion of the 2004 refinancing, the Board and Mr. Watson engaged in a dialogue regarding a potential bonus to Mr. Watson relating to the successful completion of the refinancing. Based upon the foregoing, on February 16, 2005, the Board approved the payment of a one-time discretionary bonus to Mr. Watson of $490,000 for his leadership in concluding Abraxas' October 2004 refinancing as well as the completion of the initial public offering by Grey Wolf in February 2005. In determining the amount to be paid to Mr. Watson, the Board considered the potential value that Mr. Watson's shares would have had if all of his stock options had been re-priced, approximately $490,000, in January 2003.

         Review of all Components of Executive Compensation. The Committee has reviewed all components of Mr. Watson's and each of Abraxas' four most highly compensated executive officers compensation, including salary, bonus, equity and long-term incentive compensation, accumulated realized and unrealized stock option and restricted stock gains, the dollar value to the executive and the cost to Abraxas of all perquisites and other personal benefits and any lump-sum payments that may be payable under their respective employment agreements due to termination of their employment or a change-in-control of Abraxas. Furthermore, due to public concerns over the perceived inflation of CEO compensation and the divergence between compensation paid to CEOs and the average employee, generally, the Committee reviewed Mr. Watson's total compensation package with an eye toward internal consistency with compensation paid to Abraxas' other executive officers and employees generally.

         Policy on Deductibility of Compensation. In 1993, the federal tax laws were amended to limit the deduction a publicly-held company is allowed for compensation paid to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer. Generally, amounts paid in excess of $1 million to a covered executive, other than performance-based compensation, cannot be deducted. In order to constitute performance-based compensation for purposes of the tax law, stockholders must approve the performance measures. Since Abraxas does not anticipate that the compensation for any executive officer will exceed the $1 million threshold in the near term, stockholder approval necessary to maintain the tax deductibility of compensation at or above that level is not being requested. The Compensation Committee will reconsider this matter if compensation levels approach this threshold, in light of the tax laws then in effect. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.


         This report is submitted by the members of the Compensation Committee.

                                       Ralph F. Cox, Chairman
                                       Harold D. Carter
                                       Barry J. Galt
                                       Dennis E. Logue

Compensation Summary

         The following table sets forth a summary of compensation for the fiscal years ended December 31, 2005, 2004 and 2003 paid by Abraxas to Robert L.G. Watson, Chairman of the Board, President, and Chief Executive Officer, Chris E. Williford, Executive Vice President, Chief Financial Officer and Treasurer, Robert W. Carington, Jr., former Executive Vice President, Lee T. Billingsley, Vice President - Exploration, William H. Wallace, Vice President - Operations and Stephen T. Wendel, Vice President - Land & Marketing.

Summary Compensation Table

  ---------------------------------------------------------------------------------------------------------------------
                                                                                                           Long Term
                                                                                                         Compensation
                                                                                                            Awards -
                                                          Annual Compensation                             Securities
                                                    --------------------------------       Other          Underlying
   Name and Principal Position              Year        Salary ($)       Bonus ($)      Compensation ($)    Options (#)
  ---------------------------------------------------------------------------------------------------------------------
  Robert L.G. Watson,                      2005           322,702      759,800   (1)            0          100,000  (2)
  Chairman of the Board,                   2004           308,433            -                  0                0
  President   and   Chief    Executive     2003           291,750      200,200   (3)            0                0
  Officer
  ---------------------------------------------------------------------------------------------------------------------
  Chris E. Williford,                      2005           197,798      142,600                  0          100,000  (2)
  Executive Vice President,                2004           186,894            -                  0                0
  Chief    Financial    Officer    and     2003           175,615      120,400   (4)            0                0
  Treasurer
  ---------------------------------------------------------------------------------------------------------------------
  Robert W. Carington, Jr.,                2005           184,542      137,083   (6)      238,615  (7)           0
  Executive Vice President (5)             2004           235,558            0                  0                0
                                           2003           225,961      154,000   (8)            0                0
  ---------------------------------------------------------------------------------------------------------------------
  Lee T. Billingsley                       2005           186,212      122,107                  0           50,000  (2)
  Vice President --                        2004           178,442       12,093                  0                0
  Exploration                              2003           168,346       42,023   (9)            0           15,000
  ---------------------------------------------------------------------------------------------------------------------
  William H. Wallace,                      2005           186,212      122,107                  0           50,000  (2)
  Vice President --                        2004           178,442       12,093                  0                0
  Operations                               2003           168,346       42,023   (9)            0           15,000
  ---------------------------------------------------------------------------------------------------------------------
  Stephen T. Wendel,                       2005           151,404       32,563                  0           50,000  (2)
  Vice President -                         2004           146,212        9,869                  0                0
  Land & Marketing                         2003           141,019       34,892  (10)            0                0
  ---------------------------------------------------------------------------------------------------------------------
------------------

(1) Of this amount, $269,800 was paid to Mr. Watson under Abraxas' bonus plan for senior management and $490,000 was a one-time bonus paid to Mr. Watson for his leadership in concluding Abraxas' October 2004 refinancing as well as the completion of the initial public offering by Grey Wolf.
(2)      Subject to shareholder approval of the 2005 Employee Plan.
(3) Of this amount, $177,719 was paid in cash and $22,481 in restricted stock. *
(4) Of this amount, $101,051 was paid in cash and $19,349 in restricted stock. *
(5)      Mr. Carington resigned from Abraxas in October 2005.
(6) As part of his severance arrangement, Mr. Carington received a bonus for 2005.
(7) Mr. Carington received a severance payment upon his resignation in October 2005.
(8) Of this amount, $121,211 was paid in cash and $32,789 in restricted stock. *
(9) Of this amount, $32,123 was paid in cash and $9,900 in restricted stock. *
(10) Of this amount, $27,844 was paid in cash and $7,048 in restricted stock. *
* The number of shares of stock was determined based upon a price of $2.69 per share, which was the closing price of the Company's common stock on the AMEX on April 15, 2004.

Grants of Stock Options and Stock Appreciation Rights During the Fiscal Year Ended December 31, 2005

         Pursuant to the Abraxas Petroleum Corporation 2005 Employee Long-Term Equity Incentive Plan (the "2005 Employee Plan"), Abraxas may grant to its employees and officers (including its directors who are also employees) incentive stock options and non-qualified stock options. The 2005 Employee Plan is subject to stockholder approval at the 2006 Annual Meeting and, if approved, the 2005 Employee Plan will be administered by the Compensation Committee which, based upon the recommendation of the Chief Executive Officer, determines the number of shares subject to each option award.

         The table below contains certain information concerning stock options granted during 2005 to Messrs. Watson, Williford, Wallace and Wendel and Dr. Billingsley under the 2005 Employee Plan, which is subject to stockholder approval.

                          Option Grants in Fiscal Year

-------------------------------------------------------------------------------------------------------------------
Name                               Number of
                                   Securities        % of Total
                                   Underlying          Options      Exercise Price                    Grant Date
                                Options Granted      Granted to       Per Share        Expiration    Present Value
                                      (1)             Employees    (Price at Grant)      Date            ($)
-------------------------------------------------------------------------------------------------------------------
Robert L.G. Watson                  100,000             17.5            $ 4.59         09/13/15        382,000
-------------------------------------------------------------------------------------------------------------------
Chris E. Williford                  100,000             17.5            $ 4.59         09/13/15        382,000
-------------------------------------------------------------------------------------------------------------------
Lee T. Billingsley                   50,000              8.8            $ 4.59         09/13/15        191,000
-------------------------------------------------------------------------------------------------------------------
William H. Wallace                   50,000              8.8            $ 4.59         09/13/15        191,000
-------------------------------------------------------------------------------------------------------------------
Stephen T. Wendel                    50,000              8.8            $ 4.59         09/13/15        191,000
-------------------------------------------------------------------------------------------------------------------

------------------
(1) One-fourth of the options become exercisable on each of the first four anniversaries of the date of grant.

Aggregated Option Exercises in Fiscal 2005 and Fiscal Year End Option Values

         The table below contains certain information concerning exercises of stock options during the fiscal year ended December 31, 2005, by Messrs. Watson, Williford, Wallace and Wendel and Dr. Billingsley and the fiscal year end value of unexercised options held by Messrs. Watson, Williford, Wallace and Wendel and Dr. Billingsley.

                         Option Exercises in Fiscal Year

------------------------------------------------------------------------------------------------------------------
                                 Shares       Value     Number of Unexercised Options  Value of Unexercised Options
                              Acquired By    Realized     on December 31, 2005 (#)         on December 31,2005 ($)
Name                          Exercise (#)     ($)       Exercisable/Unexercisable      Exercisable/Unexercisable
------------------------------------------------------------------------------------------------------------------
Robert L.G. Watson               59,998         -            641,213 / 122,500            2,518,147 / 173,175
------------------------------------------------------------------------------------------------------------------
Chris E. Williford               20,000       42,800         207,250 / 110,750              957,818 / 118,773
------------------------------------------------------------------------------------------------------------------
Lee T. Billingsley                 -            -            102,000 / 63,000               471,255 /  94,465
------------------------------------------------------------------------------------------------------------------
William H. Wallace               4,000        10,660          85,500 / 63,000               395,025 /  94,465
------------------------------------------------------------------------------------------------------------------
Stephen T. Wendel                20,000         -            101,410 / 54,250               468,642 /  54,178
------------------------------------------------------------------------------------------------------------------


Securities Authorized for Issuance Under Equity Compensation Plans

         The following table gives aggregate information regarding grants under all equity compensation plans of Abraxas through December 31, 2005.

                      Equity Compensation Plan Information

------------------------------------ ------------------------- ----------------------- ------------------------------
                                                                                           Number of Securities
                                                                                          Remaining Available for
                                     Number of Securities to     Weighted-Average       Future Issuance under Equity
                                     be Issued upon Exercise     Exercise Price of          Compensation Plans
                                     of Outstanding Options,    Outstanding Options,       (Excluding Securities
                                       Warrants and Rights      Warrants and Rights      Reflected in Column (a))
  Plan Category                               (a)                      (b)                         (c)
------------------------------------ ------------------------- ----------------------- ------------------------------
Equity compensation plans approved          1,950,123                  $ 1.05                     810,000
by security holders
------------------------------------ ------------------------- ----------------------- ------------------------------

Equity compensation plans not             1,066,000 (1)                $ 3.03                   629,000 (2)
approved by security holders
------------------------------------ ------------------------- ----------------------- ------------------------------

------------------

(1) Includes 571,000 shares with an exercise price of $4.59 per share subject to the Abraxas Petroleum Corporation 2005 Employee Long-Term Equity Incentive Plan which is subject to stockholder approval at the Annual Meeting and 495,000 shares with a weighted-average exercise price of $1.24 per share issuable pursuant to options granted to certain of Abraxas' directors as described below under "Compensation of Directors." Other than the amount of shares and the exercise price, the director options were generally granted upon the same terms. The director options expire no later than 10 years from the grant date, become vested and exercisable in one-third increments as of each of the first and second anniversaries of the grant date, and as of the earliest to occur of (i) the date on which the optionee is replaced as a director of Abraxas as a result of the expiration of the optionee's term and not as a result of optionee's death, disability, resignation or removal from Abraxas' Board of Directors for cause in accordance with Abraxas' Articles of Incorporation, and optionee's successor as a director of Abraxas is duly elected and qualified, or (ii) the third anniversary of the grant date.
(2)      Shares remaining available for issuance under the 2005 Employee Plan.

Employment Agreements

         Abraxas has entered into employment agreements with each of Messrs. Watson, Williford, Wallace and Wendel and with Dr. Billingsley pursuant to which each of Messrs. Watson, Williford, Wallace and Wendel and Dr. Billingsley will receive compensation as determined from time to time by the board in its sole discretion.

         The employment agreements for Messrs. Watson and Williford are scheduled to terminate on December 21, 2006, and shall be automatically extended for additional one-year terms unless Abraxas gives the officer 120 days notice prior to the expiration of the original term or any extension thereof of its intention not to renew the employment agreement. If, during the term of the employment agreements for each of such officers, the officer's employment is terminated by Abraxas other than for cause or disability, by the officer other than by reason of such officer's death or retirement, or by the officer, for "Good Reason" (as defined in each officer's respective employment agreement), then such officer will be entitled to receive a lump sum payment equal to the greater of (a) his annual base salary for the last full year during which he was employed by Abraxas or (b) his annual base salary for the remainder of the term of each of their respective employment agreements.

         If a change in control occurs during the term of the employment agreement for Mr. Watson or Mr. Williford, and if subsequent to such change in control, such officer's employment is terminated by Abraxas other than for cause or disability, by reason of the officer's death or retirement or by such officer, for Good Reason, then such terminated officer will be entitled to a lump sum payment equal to 2.99 times his annual base salary.

         Abraxas also has entered into employment agreements with Messrs. Wallace and Wendel and Dr. Billingsley pursuant to which each of Messrs. Wallace and Wendel and Dr. Billingsley will receive compensation as determined from time to time by the board in its sole discretion. The employment agreements, originally scheduled to terminate on December 31, 1998 for Mr. Wendel and Dr. Billingsley and on December 31, 2000 for Mr. Wallace, were automatically extended and will terminate on December 31, 2006, and shall be automatically extended for an additional year if by December 1 of the prior year neither Abraxas nor Messrs. Wallace and Wendel or Dr. Billingsley, as the case may be, has given notice to the contrary. Except in the event of a change in control, at all times during the term of the employment agreements, each of Messrs. Wallace's and Wendel's and Dr. Billingsley's employment is at will and may be terminated by Abraxas for any reason without notice or cause. If a change in control occurs during the term of the employment agreement or any extension thereof, the expiration date of Messrs. Wallace's and Wendel's and Dr.
Billingsley's employment agreement is automatically extended to a date no earlier than three years following the effective date of such change in control. If, following a change in control, either Messrs. Wallace's and Mr. Wendel's or Dr. Billingsley's employment is terminated other than for Cause (as defined in each of the employment agreements) or Disability (as defined in each of the Employment Agreements), by reason of Messrs. Wallace's and Mr. Wendel's or Dr. Billingsley's death or retirement or by Messrs. Wallace and Wendel or Dr. Billingsley, as the case may be, for Good Reason (as defined in each of the employment agreements), then the terminated officer will be entitled to receive a lump sum payment equal to three times his annual base salary.

         If any lump sum payment to Messrs. Watson, Williford, Wallace, Wendel or Dr. Billingsley would individually or together with any other amounts paid or payable constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and applicable regulations thereunder, the amounts to be paid will be increased so that Messrs. Watson, Williford, Wallace, Wendel or Dr. Billingsley, as the case may be, will be entitled to receive the amount of compensation provided in his contract after payment of the tax imposed by Section 280G.

Compensation of Directors

         All   compensation   paid  to  directors  is  limited  to  non-employee
directors.

         Stock Options. Each director has been awarded 85,000 options and the advisory director has been awarded 40,000 options, at the prevailing market prices at the time of issuance, between $0.68 and $4.59. Each director, including the advisory director, is also awarded 10,000 options (or restricted shares) each year at the first regular board meeting following the Annual Meeting, in accordance with the terms of the 2005 Director Plan. If options are awarded, the exercise price will be no less than 100% of the fair market value on the date of the award while the option terms and vesting schedules are at the discretion of the Committee.

         Other Compensation. During 2005, each director received an annual fee of $12,000, the chairman of the audit committee received an annual fee of $3,000 and the chairman of each other committee received an annual fee of $1,500. Each director, including the advisory director, also received $1,500 for each board meeting attended and each director also received $1,000 for each committee meeting attended. Aggregate fees paid to directors and advisory directors in 2005 were $239,837. The directors of Abraxas received no other or additional compensation for services as directors, except for reimbursement of travel expenses to attend board and committee meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires Abraxas' directors and executive officers and persons who own more than 10% of a registered class of Abraxas equity securities to file with the Securities and Exchange Commission and the AMEX initial reports of ownership and reports of changes in ownership of Abraxas common stock. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all such forms they file. Based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, Abraxas believes that all of its directors and executive officers during 2005 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.

Performance Graph

         Set forth below is a performance graph comparing yearly cumulative total stockholder return on the Abraxas common stock with (a) the monthly index of stocks included in the Standard and Poor's 500 Index and (b) the Energy Capital Solutions Index (the "ECS Index") of stocks of crude oil and natural gas exploration and production companies with a market capitalization of less than $600 million (the "Comparable Companies"). The Comparable Companies are: Adams Resources & Energy Inc.; Callon Petroleum Company; Carrizo Oil & Gas Inc.; Clayton Williams Energy Inc.; Double Eagle Petroleum Company; Edge Petroleum Corporation; Contango Oil & Gas Company; CREDO Petroleum Corporation; Markwest Hydrocarbon Inc.; NGAS Resources Inc.; Parallel Petroleum Corporation; Arena Resources Inc.; and Abraxas Petroleum Corporation.

         All of these cumulative total returns are computed assuming the value of the investment in Abraxas common stock and each index as $100.00 on December 31, 2000, and the reinvestment of dividends at the frequency with which dividends were paid during the applicable years. The years compared are, 2001, 2002, 2003, 2004 and 2005.

                                [GRAPHIC OMITTED]

                       ECS Index               S&P 500                 ABP
                      ----------              --------               -------
     12/31/00             100.00                100.00               100.00
     03/30/01              79.35                 87.89               116.57
     06/29/01              70.37                 92.74                72.23
     09/28/01              47.42                 78.84                44.11
     12/31/01              53.29                 86.96                30.17
     03/29/02              56.71                 86.91                30.40
     06/28/02              50.33                 74.97                17.14
     09/30/02              43.42                 61.75                17.14
     12/31/02              49.55                 66.64                12.80
     03/31/03              50.23                 64.24                15.54
     06/30/03              73.69                 73.81                24.69
     09/30/03              78.38                 75.44                20.57
     12/31/03             107.81                 84.22                28.11
     03/31/04             125.28                 85.30                60.57
     06/30/04             120.81                 86.41                37.94
     09/30/04             115.12                 84.42                48.69
     12/31/04             126.94                 91.79                53.03
     03/31/05             154.70                 89.42                64.91
     06/30/05             160.56                 90.23                63.09
     09/30/05             249.47                 93.07               181.26
     12/30/05             236.39                 94.55               120.69
     03/31/06             251.45                 97.93               135.77



                  Dec-00    Dec-01    Dec-02    Dec-03     Dec-04     Dec-05
     ECS Index    100.00     53.29     49.55    107.81     126.94     236.39
     S&P 500      100.00     86.96     66.64     84.22      91.79      94.55
     ABP          100.00     30.17     12.80     28.11      53.03     120.69

                             AUDIT COMMITTEE REPORT

         The Audit Committee reviews Abraxas' financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee is responsible for engaging independent auditors to perform an independent audit of Abraxas' consolidated financial statements in accordance with generally accepted accounting principles, to perform an independent audit of Abraxas' internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, and to issue reports thereon. The Committee reviews and oversees these processes, including oversight of (i) the integrity of Abraxas' financial statements, (ii) Abraxas' independent auditors' qualifications and independence, (iii) the performance of Abraxas' independent auditors and (iv) Abraxas' compliance with legal and regulatory requirements.

         In this context, the Committee met and held discussions with management and the independent auditors. Management represented to the Committee that Abraxas' consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU Sec. 380), as amended.

         In addition, the Committee discussed with the independent auditors the auditors' independence from Abraxas and its management, and the independent auditors provided to the Committee the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

         The Committee also discussed with Abraxas' independent auditors the overall scope and plans for their respective audit. The Committee met the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of Abraxas' internal controls, and the overall quality of Abraxas' financial reporting.

         Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the board has approved, the audited financial statements that were included in Abraxas' Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission. The Committee and the board also have recommended, subject to stockholder ratification, the selection of Abraxas' independent auditors for fiscal year 2006.


         This report is submitted by the members of the Audit Committee.

                                        C. Scott Bartlett, Jr., Chairman
                                        Franklin A. Burke
                                        Paul A. Powell, Jr.
                                        Joseph A. Wagda

                       PRINCIPAL AUDITOR FEES AND SERVICES

         Audit Fees. The aggregate fees billed for professional services rendered by BDO Seidman, LLP for the audit of Abraxas' annual financial statements for the years ended December 31, 2005 and December 31, 2004, for the audit of Abraxas' internal controls over financial reporting for the year ended December 31, 2005, and the reviews of the condensed financial statements included in Abraxas' quarterly reports on Form 10-Q for the years ended December 31, 2005 and December 31, 2004, were $459,972 and $226,374, respectively.

         Audit-Related Fees. The aggregate fees billed by BDO Seidman, LLP for assurance and related services that were reasonably related to the performance of the audit or review of Abraxas' financial statements and are not reported in "audit fees" above, for the years ended December 31, 2005 and December 31, 2004, were $12,270 and $171,131, respectively. These fees were for services provided by BDO Seidman, LLP related to consulting services associated with determining the appropriate accounting treatment of various transactions.

         All Other Fees. There were no aggregate fees billed for other services, exclusive of the fees disclosed above relating to financial statement audit services, rendered by BDO Seidman, LLP during the years ended December 31, 2005 or December 31, 2004.

         Consideration of Non-audit Services Provided by the Independent Auditors. The Audit Committee has considered whether the services provided for non-audit services are compatible with maintaining BDO Seidman, LLP's independence, and has concluded that the independence of such firm has been maintained.

                       AUDIT COMMITTEE PRE-APPROVAL POLICY

         The Audit Committee's policy is to pre-approve all audit, audit-related and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent auditors are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with such pre-approval. The Audit Committee may also delegate pre-approval authority to one or more of its members. Such member(s) must report any decisions to the Audit Committee at the next scheduled meeting.

                              CERTAIN TRANSACTIONS

         Abraxas has adopted a policy that transactions, between Abraxas and its officers, directors, principal stockholders, or affiliates of any of them, will be on terms no less favorable to Abraxas than can be obtained on an arm's length basis in transactions with third parties and must be approved by the vote of at least a majority of the disinterested directors. Since July 2002, Abraxas has not permitted any loans to officers, directors, principal stockholders, or affiliates of any of them.

                                  PROPOSAL TWO

                Ratification of Selection of Independent Auditors

         The Abraxas Board of Directors has selected BDO Seidman, LLP to serve as independent auditors of Abraxas for the fiscal year ending December 31, 2006. Although stockholder ratification is not required, the Board of Directors has directed that such appointment be submitted to the stockholders of Abraxas for ratification at the annual meeting. BDO Seidman, LLP provided audit services to Abraxas for the year ended December 31, 2005. A representative of BDO Seidman, LLP will be present at the annual meeting, and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

         No report of BDO Seidman, LLP on Abraxas' financial statements for either of Abraxas' last two fiscal years contained any adverse opinion or disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles.

         In connection with the audits of Abraxas' financial statements for the last two fiscal years, there were no disagreements with BDO Seidman, LLP on any matters of accounting principles, financial statement disclosure or audit scope and procedures which, if not resolved to the satisfaction of BDO Seidman, LLP, would have caused the firm to make reference to the matter in its report. During Abraxas' last two fiscal years, there were no reportable events as described in
Item 304(a)(1)(v) of Regulation S-K.

         Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote on this item at the annual meeting is necessary to ratify the appointment of Abraxas' independent auditors. The enclosed form of proxy provides a means for stockholders to vote for the ratification of selection of independent auditors, to vote against it or to abstain from voting with respect to it. If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder's proxy are to be voted, such shares will be voted FOR the ratification of selection of independent auditors.
Abstentions will have the same legal effect as a vote against the proposal. Non-votes are not considered present at the meeting for this proposal and will have no effect on the ratification of the appointment of Abraxas' independent auditors.

         The Board of Directors recommends a vote "FOR" the ratification of the selection of BDO Seidman, LLP, as independent auditors of Abraxas for the fiscal year ending December 31, 2006.

                                 PROPOSAL THREE

            Approval of 2005 Employee Long-Term Equity Incentive Plan

         General. On September 13, 2005, subject to stockholder approval, the Abraxas Board of Directors adopted the Abraxas Petroleum Corporation 2005 Employee Long-Term Equity Incentive Plan (the "2005 Employee Plan"), the full text of which is set forth in Appendix A to this Proxy Statement. The following summary of the 2005 Employee Plan is qualified in its entirety by reference to Appendix A. The effectiveness of the 2005 Employee Plan is subject to approval by Abraxas stockholders. In the event that stockholders do not approve the 2005 Employee Plan, the Board may consider other alternatives to compensate the employees, including the executive officers named in the Summary Compensation Table on page 14, covered by the 2005 Employee Plan, which could include cash or other awards.

         Purpose. The purpose of the 2005 Employee Plan is to employ and retain qualified and competent personnel and promote the growth and success of Abraxas by aligning the long-term interests of Abraxas' key employees with those of Abraxas' stockholders by providing an opportunity to acquire an interest in Abraxas and by providing both rewards for exceptional performance and long-term incentives for future contributions to the success of Abraxas.

         Administration and Eligibility. The 2005 Employee Plan will be administered by the Compensation Committee of the Board of Directors and authorizes the Board to grant non-qualified stock options, incentive stock options or issue restricted stock to those persons who are employees of Abraxas.

         Shares Reserved and Awards. The 2005 Employee Plan reserves 1,200,000 shares of Abraxas common stock, subject to adjustment following certain events, as discussed below. The maximum annual award for any one employee is 200,000 shares of Abraxas common stock. If options, as opposed to restricted stock, are awarded, the exercise share price shall be no less than 100% of the fair market value on the date of the award, unless the employee is awarded incentive stock options and at the time of the award, owns more than 10% of the voting power of all classes of stock of Abraxas. Under this circumstance, the exercise share price shall be no less than 110% of the fair market value on the date of the award. Option terms and vesting schedules are at the discretion of the Compensation Committee.

         Option Exercise. An option is exercised when proper notice of exercise has been given to Abraxas, or the brokerage firm or firms approved by Abraxas, if any, to facilitate exercises and sales under the 2005 Employee Plan and full cash payment for the shares with respect to which the option is exercised has been received by Abraxas or the brokerage firm or firms, as applicable.

         Stockholder Rights. Except as otherwise provided in the 2005 Employee Plan, until the issuance of the share certificates evidencing the award shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the award shares.

         Transferability of Awards. An award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in exchange for consideration, except that an award may be transferred by will or by the laws of descent or distribution and may be exercised, during the lifetime of the employee, only by the employee, unless the Committee permits further transferability, on a general or specific basis, in which case the Compensation Committee may impose conditions and limitations on any permitted transferability.

         Termination of Awards. Unless otherwise provided in the applicable award agreement, vested options granted under the 2005 Employee Plan shall expire and cease to be exercisable as follows:

         o  three (3) months after the date of the  termination of the employee,
            other  than  in   circumstances   covered  by  the  following  three
            circumstances;

         o  immediately upon termination of the employee for misconduct;

         o twelve (12) months after the date of the termination of the employee if such termination was by reason of disability; and

         o  twelve (12) months after the date of the death of the employee.

         U.S. Federal Tax Consequences

         The following discussion summarizes the material federal income tax consequences of participation in the 2005 Employee Plan. This discussion is general in nature and does not address issues related to the tax circumstances of any particular employee. The discussion is based on federal income tax laws in effect on the date hereof and is, therefore, subject to possible future changes in law. This discussion does not address state, local and foreign tax consequences.

         Stock Options. In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to Abraxas. The tax consequences associated with the exercise of an option and the subsequent disposition of shares of common stock acquired on the exercise of such option depend on whether the option is a nonqualified stock option or an incentive stock option.

         Upon the exercise of a nonqualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares of common stock received upon exercise over the exercise price. Abraxas will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares of common stock will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of common stock.

         Generally, a participant will not recognize ordinary taxable income at the time of exercise of an incentive stock option and no deduction will be available to Abraxas, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of disability or death). If an incentive stock option granted under the 2005 Employee Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a nonqualified stock option. Also, an incentive stock option granted under the 2005 Employee Plan will be treated as a nonqualified stock option to the extent it (together with other incentive stock options granted to the participant by Abraxas) first becomes exercisable in any calendar year for shares of common stock having a fair market value, determined as of the date of grant, in excess of $100,000.

         If shares of common stock acquired upon exercise of an incentive stock option are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, the participant will not recognize ordinary income in connection with such sale or exchange, and any gain or loss will be long-term capital gain or loss. If shares of common stock acquired upon exercise of an incentive stock option are disposed of prior to the expiration of these one-year or two-year holding periods (a "Disqualifying Disposition"), the participant will recognize ordinary income at the time of disposition, and Abraxas will generally be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares of common stock at the date of exercise over the exercise price. Any additional gain following the date of exercise will be treated as capital gain, long-term or short-term, depending on how long the shares of common stock have been held. Where shares of common stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares of common stock have been held.

         If an option is exercised through the use of shares of common stock previously owned by the participant, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such previously owned shares upon such exercise. The amount of any built-in gain on the previously owned shares generally will not be recognized until the new shares acquired on the option exercise are disposed of in a sale or other taxable transaction.

         Although the exercise of an incentive stock option as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant's alternative minimum taxable income and may result in an alternative minimum tax liability.

         Restricted Shares. A participant who receives restricted shares will generally recognize ordinary income at the time that they "vest", i.e., when they are not subject to a substantial risk of forfeiture. The amount of ordinary income so recognized will generally be the fair market value of the common stock at the time the shares vest, less the amount, if any, paid for the shares. This amount is generally deductible for federal income tax purposes by Abraxas. Dividends paid with respect to common stock that is nonvested will be ordinary compensation income to the participant (and generally deductible by Abraxas). Any gain or loss upon a subsequent sale or exchange of the shares of common stock, measured by the difference between the sale price and the fair market value on the date the shares vest, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of common stock. The holding period for this purpose will begin on the date following the date the shares vest.

         In lieu of the treatment described above, a participant may elect to recognize income under Section 83(b) of the Internal Revenue Code in the year of grant of such restricted shares. In such event, the participant will recognize income in the amount of the fair market value of the restricted shares at the time of grant (determined without regard to any restrictions other than restrictions which by their terms will never lapse), less the amount, if any, paid for the shares and Abraxas will generally be entitled to a corresponding deduction. Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible to Abraxas. If a Section 83(b) election is made and the restricted shares are subsequently forfeited, the participant will not be entitled to any offsetting tax deduction, and will recognize a loss equal to the excess (if any) of the amount paid for such shares (if any) and the amount realized upon such forfeiture (if any).

         Amendments. Abraxas' Board or the Committee may amend or terminate the 2005 Employee Plan from time to time in such respects as the Board may deem advisable (including, but not limited to, amendments which the Board deems appropriate to enhance Abraxas' ability to claim deductions related to stock option exercises); provided, that to the extent an amendment to the 2005 Employee Plan increases the maximum number of shares available under the plan, changes the class of individuals eligible to receive awards under the plan, or requires stockholder approval under the rules of the AMEX, such other exchange upon which Abraxas common stock is either quoted or traded, or the SEC, stockholder approval shall be required for any such amendment of the 2005 Employee Plan. Subject to the foregoing, it is specifically intended that the Board or Committee may amend the 2005 Employee Plan without stockholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purpose of the 2005 Employee Plan or any award agreement.

         Adjustments. If the outstanding shares of Abraxas' common stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities or property of Abraxas or of another corporation, or if the number of such shares of common stock shall be increased by a stock dividend or stock split, there shall be substituted for or added to each share of common stock reserved for the purposes of the 2005 Employee Plan, whether or not such shares are at the time subject to outstanding awards, the number and kind of shares of stock or other securities or property into which each outstanding share of common stock shall be so changed or for which it shall be so exchanged, or to which each such share shall be entitled, as the case may be. Outstanding awards shall also be considered to be appropriately amended as to price and other terms as may be necessary or appropriate to reflect the foregoing events. If there shall be any other change in the number or kind of the outstanding shares of Abraxas' common stock, or of any stock or other securities or property into which such common stock shall have been changed, or for which it has been exchanged, and if the Committee shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind or price of the shares then reserved for the purposes of the 2005 Employee Plan, or in any award previously granted or which may be granted under the 2005 Employee Plan, then such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the 2005 Employee Plan.

         In addition, the Committee shall have the power, in the event of any merger or consolidation involving Abraxas to amend all outstanding awards to permit the exercise thereof in whole or in part at anytime, or from time to time, prior to the effective date of any such merger or consolidation and to terminate each such award as of such effective date.

Estimate of Benefits.

         The number of shares of restricted stock or stock options that will be awarded to the executive officers of Abraxas is within the discretion of the Compensation Committee and therefore is not currently determinable. The number of options granted to the executive officers of Abraxas and to all other employees participating in the 2005 Employee Plan are as follows:

   Abraxas Petroleum Corporation 2005 Employee Long-Term Equity Incentive Plan

--------------------------------------------------------------------------------
Name                            Number of Options         Dollar Value ($) (1)
--------------------------------------------------------------------------------
Robert L.G. Watson                   100,000                    459,000
--------------------------------------------------------------------------------
Chris E. Williford                   100,000                    459,000
--------------------------------------------------------------------------------
Lee T. Billingsley                    50,000                    229,500
--------------------------------------------------------------------------------
William H. Wallace                    50,000                    229,500
--------------------------------------------------------------------------------
Stephen T. Wendel                     50,000                     229,500
--------------------------------------------------------------------------------
Executive Officer Group              350,000                   1,606,500
--------------------------------------------------------------------------------
Non-Executive Officers and           221,000                   1,014,390
   Employee Group
--------------------------------------------------------------------------------
------------------

(1) Calculated by multiplying the number of shares by the closing price for Abraxas common stock on the AMEX on September 13, 2005, the date of the Board approved the 2005 Employee Plan.

         Effectiveness. Upon effectiveness, the 2005 Employee Plan shall remain in effect until the tenth anniversary of the effective date or until terminated under the terms of the plan or extended by an amendment approved by Abraxas stockholders.

         Votes Required. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote on this item at the annual meeting is necessary to approve the 2005 Employee Long-Term Equity Incentive Plan. The enclosed form of proxy provides a means for stockholders to vote for the approval of the 2005 Employee Plan, to vote against it or to abstain from voting with respect to it. If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder's proxy are to be voted, such shares will be voted FOR the 2005 Employee Plan. Abstentions will have the same legal effect as a vote against the proposal. Non-votes are not considered present at the meeting for this proposal and will have no effect on the approval of the 2005 Employee Plan.

         The Board of Directors recommends a vote "FOR" the approval of the 2005 Employee Long-Term Equity Incentive Plan.

              STOCKHOLDER PROPOSALS FOR 2007 ABRAXAS ANNUAL MEETING

         Abraxas intends to hold its next annual meeting during the second quarter of 2007, according to its normal schedule. In order to be included in the proxy material for the 2007 Annual Meeting, Abraxas must receive eligible proposals of stockholders intended to be presented at the annual meeting on or before December 21, 2006, directed to the Abraxas Secretary at the address indicated on the first page of this proxy statement.

         According to our Amended and Restated Bylaws, Abraxas must receive timely written notice of any stockholder nominations and proposals to be properly brought before the 2007 Annual Meeting. To be timely, such notice must be delivered to the Abraxas Secretary at the principal executive offices set forth on the first page of this proxy statement not later than the close of business on March 25, 2007 nor earlier than February 25, 2007. The written notice must set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

         In the event that the 2007 Annual Meeting is more than 30 days from May 25, 2007 (the anniversary of the 2006 Annual Meeting), the dates for submission with the proxy materials and to be properly brought before the 2007 Annual Meeting will change according to the Amended and Restated Bylaws and Regulation 14A under the Exchange Act. A copy of the Amended and Restated Bylaws of Abraxas setting forth the advance notice provisions and requirements for submission of stockholder nominations and proposals may be obtained from the Abraxas Secretary at the address indicated on the first page of this proxy statement.

                                  OTHER MATTERS

         No business other than the matters set forth in this document is expected to come before the meeting, but should any other matters requiring a stockholder's vote arise, including a question of adjourning the meeting, the persons named in the accompanying Proxy will vote thereon according to their best judgment in the interests of Abraxas. If a nominee for office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies may vote for another person in his place in what they consider the best interests of Abraxas.

         Upon the written request of any person whose proxy is solicited hereunder, Abraxas will furnish without charge to such person a copy of its annual report filed with the United States Securities and Exchange Commission on Form 10-K, including financial statements and schedules thereto, for the fiscal year ended December 31, 2005. Such written request is to be directed to the attention of Chris E. Williford, 500 N. Loop 1604 East, Suite 100, San Antonio, Texas 78232.

                                By Order of the Board of Directors

                                Stephen T. Wendel
                                SECRETARY


San Antonio, Texas
April 21, 2006

                                   APPENDIX A


















                          ABRAXAS PETROLEUM CORPORATION


                  2005 EMPLOYEE LONG-TERM EQUITY INCENTIVE PLAN

                          ABRAXAS PETROLEUM CORPORATION


                  2005 EMPLOYEE LONG-TERM EQUITY INCENTIVE PLAN


                                TABLE OF CONTENTS

PART I PURPOSE, ADMINISTRATION AND RESERVATION OF SHARES.................................................1
     SECTION 1.     Purpose of this Plan                                                                 1
                    --------------------
     SECTION 2.     Definitions                                                                          1
                    -----------
     SECTION 3.     Administration of this Plan                                                          3
                    ---------------------------
     SECTION 4.     Shares Subject to this Plan                                                          4
                    ---------------------------
     SECTION 5.     Adjustments to Shares Subject to this Plan                                           5
                    ------------------------------------------

PART II TERMS APPLICABLE TO ALL AWARDS...................................................................5
     SECTION 6.     General Eligibility and Annual Maximum Award; Procedure for Exercise
                    ---------------------------------------------------------------------
                    of Awards; Rights as a Stockholder                                                   5
                    ----------------------------------
     SECTION 7.     Effect of Change of Control                                                          6
                    ---------------------------

PART III SPECIFIC TERMS APPLICABLE TO OPTIONS AND STOCK AWARDS...........................................6
     SECTION 8.     Grant, Terms and Conditions of Options                                               6
                    --------------------------------------
     SECTION 9.     Grant, Terms and Conditions of Stock Awards                                          7
                    -------------------------------------------

PART IV TERM OF PLAN AND STOCKHOLDER APPROVAL............................................................8
     SECTION 10.    Term of Plan                                                                         8
                    ------------
     SECTION 11.    Amendment and Termination of this Plan.                                              8
                    --------------------------------------
     SECTION 12.    Stockholder Approval                                                                 8
                    --------------------

PART V MISCELLANEOUS.....................................................................................8
     SECTION 13.    Unfunded Plan                                                                        8
                    -------------
     SECTION 14.    Representations and Legends                                                          9
                    ---------------------------
     SECTION 15.    Assignment of Benefits                                                               9
                    ----------------------
     SECTION 16.    Governing Laws                                                                       9
                    --------------
     SECTION 17.    Application of Funds                                                                 9
                    --------------------
     SECTION 18.    Right of Discharge                                                                   9
                    ------------------

2



                          ABRAXAS PETROLEUM CORPORATION


                  2005 Employee Long-Term Equity Incentive Plan


                                     PART I

                PURPOSE, ADMINISTRATION AND RESERVATION OF SHARES

         SECTION 1. Purpose of this Plan. The purposes of this Plan are to (a) employ and retain qualified and competent personnel and (b) promote the growth and success of the Company's and its Subsidiaries' business by (i) aligning the long-term interests of the Company's key employees with those of the Company's stockholders by providing an opportunity to acquire an interest in the Company and (ii) providing rewards for exceptional performance and long-term incentives for future contributions to the success of the Company and its Subsidiaries.


         This Plan permits the grant of Non-Qualified Stock Options, Incentive Stock Options or Restricted Stock, at the discretion of the Committee and as reflected in the terms of the Award Agreement. Each Award will be subject to conditions specified in this Plan.

         SECTION 2. Definitions. As used herein, the following definitions shall apply:

                  (a) "AMEX" means the American Stock Exchange.

                  (b) "Award" means any award or benefit granted under this Plan, including Options and Restricted Stock.

                  (c) "Award Agreement" means a written or electronic agreement between the Company and the Participant setting forth the terms of the Award.

                  (d) "Beneficial Ownership" has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

                  (e) "Board" means the Company's Board of Directors.

                  (f) "Change of Control" means the first day that any one or more of the following conditions has been satisfied:

                        (i) the  sale,  transfer,  or  assignment  to,  or other
                  acquisition by any other entity or entities (other than a Subsidiary), of all or substantially all of the Company's assets and business in one or a series of related transactions;

                        (ii) a third  person,  including a "group" as determined
                  in accordance with Section 13(d) or 14(d) of the Exchange Act, obtains the Beneficial Ownership of Common Stock having thirty percent (30%) or more of the then total number of votes that may be cast for the election of members of the Board; or

                        (iii) during any 36-consecutive month period, the individuals who, at the beginning of such period, constitute the Board ("Incumbent Directors") cease for any reason other than death to constitute at least a majority of the members of the Board; provided, however, that except as set forth in this
                  Section 2(f)(iii), an individual who becomes a member of the Board subsequent to the beginning of the 36-month period, shall be deemed to have satisfied such 36-month requirement and shall be deemed an Incumbent Director if such Director was elected by or on the recommendation of, or with the approval of, at least two-thirds of the Directors who then qualified as Incumbent Directors either actually (because they were Directors at the beginning of such period) or by operation of the provisions of this Section; if any such individual initially assumes office as a result of or in connection with either an actual or threatened solicitation with respect to the election of Directors (as such terms are used in Rule 14a-12(c) of Regulation 14A promulgated under the Exchange

                  Act) or other actual or threatened solicitations of proxies or consents by or on behalf of a person other than the Board, then such individual shall not be considered an Incumbent Director; or

                        (iv) a merger,  consolidation,  reorganization  or other
                  business combination (a "Transaction"), as a result of which the shareholders of the Company immediately prior to such Transaction own directly or indirectly immediately following such Transaction less than 50% of the combined voting power of the outstanding voting securities of the entity resulting from such Transaction.

                        (g) "Change in Control  Value" has the meaning set forth
                  in Section 5(b).

                        (h) "Code" means the Internal  Revenue Code of 1986,  as
                  amended.

                        (i)  "Committee"   means  the   Compensation   Committee
                  appointed by the Board, which shall be comprised of two or more outside Directors (within the meaning of the term "outside directors" as used in section 162(m) of the Code, and applicable interpretive authority under the Code, and within the meaning of "Non-Employee Director" under SEC Rule 16b-3 promulgated under the Exchange Act).

                        (j) "Common Stock" means the common stock of the Company, par value $.01 per share.

                        (k) "Company"  means Abraxas  Petroleum  Corporation,  a
                  Nevada corporation, and any successor thereto.

                        (l) "Director" means a member of the Board.

                        (m) "Effective Date" means the date on which the Company's stockholders have approved this Plan in accordance with applicable AMEX rules, or the rules of such other exchange upon which the Company's Common Stock is then either quoted or traded.

                        (n) "Exchange Act" means the Securities  Exchange Act of
                  1934, as amended.

                        (o) "Fair  Market  Value"  means the  closing  price per
                  share of the Common Stock on the AMEX as to the date specified (or the previous trading day if the date specified is a day on which no trading occurred), or if the AMEX shall cease to be the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, then such exchange or quotation system upon which the Company elects to list or quote its shares of Common Stock.

                        (p) "Incentive  Stock Option" means any Option  intended
                  to qualify as an incentive stock option with in the meaning of
                  Section 422 of the Code.

                        (q)  "Incumbent  Director"  has the meaning set forth in
                  Section 2(f)(iii).

                        (r) "Misconduct" means the termination of employment for
                  "cause" as defined in Participant's employment agreement or in the absence of such an agreement or such a definition, "Misconduct" will mean a determination by the Committee that Participant (i) has engaged in personal dishonesty, willful violation of any law, rule, or regulation (other than minor traffic violations or similar offenses), or breach of fiduciary duty involving personal profit, (ii) is unable to satisfactorily perform or has failed to satisfactorily perform Participant's duties and responsibilities for the Company or any affiliate, (iii) has been convicted of, or plead nolo contendere to, any felony or a crime involving moral turpitude, (iv) has engaged in negligence or willful misconduct in the performance of his duties including, but not limited to, willfully refusing without proper legal reason to perform Participant's duties and responsibilities, (v) has materially breached any corporate policy or code of conduct established by the Company or any affiliate as such policies or codes may be adopted from time to time, (vi) has violated the terms of any confidentiality, nondisclosure, intellectual property, nonsolicitation, noncompetition, proprietary information and inventions, or any other agreement between Participant and the Company related to Participant's employment, or (vii) has engaged in conduct that is likely to have a deleterious effect on the Company or any affiliate or their legitimate business interests including, but not limited to, their goodwill and public image.

                        (s) "Non-Qualified Stock Option" means an Option that does not qualify or is not intended to qualify as an Incentive Stock Option.

                        (t) "Option"  means a  Non-Qualified  Stock Option or an
                  Incentive Stock Option granted pursuant to Section 8 of this Plan.

                        (u) "Optionee"  means a Participant who has been granted
                  an Option.

                        (v) "Participant" means any employee of the Company or any of its Subsidiaries that has been granted an Award.

                        (w) "Plan" means this Abraxas Petroleum Corporation 2005
                  Employee  Long-Term  Equity  Incentive  Plan,   including  any
                  amendments thereto.

                        (x) "Restricted  Stock" means a grant of Shares pursuant
                  to Section 9 of this Plan.

                        (y) "SEC" means the Securities and Exchange Commission.

                        (z) "Share" means one share of Common Stock, as adjusted
                  in accordance with Section 5 of this Plan.

                        (aa) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code, a limited liability company, partnership or other entity in which the Company controls fifty percent (50%) or more of the voting power or equity interests, or an entity with respect to which the Company possesses the power, directly or indirectly, to direct or cause the direction of the management and policies of that entity, whether through the Company's ownership of voting securities, by contract or otherwise.

                        (bb) "Transaction" has the meaning set forth in Section 2(f)(iv).

         SECTION 3.        Administration of this Plan.

                        (a) Authority. This Plan shall be administered by the Committee. The Committee has full and exclusive power to administer this Plan on behalf of the Board, subject to such terms and conditions as the Committee may prescribe. Notwithstanding anything herein to the contrary, the Committee's power to administer this Plan, and actions the Committee takes under this Plan, shall be limited by the provisions set forth in the Committee's charter, as such charter may be amended from time to time, and the further limitation that certain actions may be subject to review and approval by the full Board and/or stockholders.

                        (b) Powers of the Committee. Subject to the other provisions of this Plan, the Committee has the authority, in its discretion:

                             (i) to determine the  Participants  to whom Awards,
                         if any, will be granted hereunder;

                             (ii) to grant Awards to Participants and to determine the terms and conditions of such Awards, including the determination of the Fair Market Value of the Shares, the number of Shares to be represented by each Award and the vesting schedule, the exercise price, the timing of such Awards, and to modify or amend each Award, with the consent of the Participant when required;

                             (iii) to construe and  interpret  this Plan and the
                         Awards granted hereunder;

                             (iv) to  prescribe,  amend,  and rescind  rules and
                         regulations relating to this Plan, including the forms of Award Agreements, and manner of acceptance of an Award, such as correcting a defect or supplying any omission, or reconciling any inconsistency so that this Plan or any Award Agreement complies with applicable law, rules, regulations and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purposes of this Plan or any Award Agreement;

                             (v) to accelerate or defer (with the consent of the
                         Participant) the exercise or vested date of any Award;

                             (vi) to  authorize  any person to execute on behalf
                         of the Company any instrument required to effectuate the grant of an Award previously granted by the Committee; and

                             (vii) to make all other determinations deemed necessary or advisable for the administration of this Plan;


provided,  that, no consent of a Participant  is necessary  under clauses (i) or
(v) if a modification, amendment, acceleration, or deferral, in the reasonable judgment of the Committee, confers a benefit on the Participant or is made pursuant to an adjustment in accordance with Section 5.

                  (c) Effect of Committee's Decision. All decisions, determinations, and interpretations of the Committee shall be final and binding on all Participants, the Company (including its Subsidiaries), any stockholder and all other persons.

                  (d) Delegation. To the extent permitted by the Committee's charter, as such charter may be amended from time to time, the Committee may delegate its authority and duties under this Plan to one or more persons other than its members to carry out its policies and directives, including the authority to grant Awards, subject to the limitations and guidelines set by the Committee, except that (i) the authority to grant or administer Awards with respect to persons who are subject to Section 16 of the Exchange Act, or to persons who are "covered employees" (within the meaning of Treasury Regulation, Section 1.162-27(c)(2)), shall not be delegated by the Committee; and (ii) any such delegation shall satisfy any other applicable requirements of Rule 16b-3 of the Exchange Act, or any successor provision. Any action by any such delegate(s) within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee. Any person to whom such authority is granted shall continue to be eligible to receive Awards under this Plan, provided that such Awards are granted directly by the Committee without delegation.

         SECTION 5.        Shares Subject to this Plan.

                  (e) Reservation of Shares. The shares of Common Stock reserved under this Plan shall be 1,200,000 shares of Common Stock. If an Award expires, is forfeited or becomes unexercisable for any reason without having been exercised in full, the undelivered Shares which were subject thereto shall, unless this Plan has been terminated, become available for future Awards under this Plan. The Shares may be authorized but unissued, or reacquired shares of Common Stock. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Plan.

                  (f) Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date on which the Company completes the corporate action relating to the grant of such Award and all conditions to the grant have been satisfied, provided that conditions to the exercise of an Award shall not defer the date of grant. Notice of a grant shall be given to each Participant to whom an Award is so granted within a reasonable time after the determination has been made.

                  (g) Securities Law Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated under either of such Acts, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  (h) Substitutions and Assumptions. The Board or the Committee has the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies, provided such substitutions and assumptions are permitted by
Section 424 of the Code and the regulations promulgated thereunder. The number of Shares reserved pursuant to Section 4(a) may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of Shares subject to Awards before and after the substitution.

         SECTION 4.        Adjustments to Shares Subject to this Plan.

                  (a) Adjustments. If the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities or property of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split up, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased by a stock dividend or stock split, there shall be substituted for or added to each share of Common Stock theretofore reserved for the purposes of this Plan, whether or not such shares are at the time subject to outstanding Awards, the number and kind of shares of stock or other securities or property into which each outstanding share of Common Stock shall be so changed or for which it shall be so exchanged, or to which each such share shall be entitled, as the case may be. Outstanding Awards shall also be considered to be appropriately amended as to price and other terms as may be necessary or appropriate to reflect the foregoing events. If there shall be any other change in the number or kind of the outstanding shares of Common Stock, or of any stock or other securities or property into which such Common Stock has been changed, or for which it has been exchanged, and if the Committee shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind or price of the shares then reserved for the purposes of this Plan, or in any Award theretofore granted or which may be granted under this Plan, then such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan. In making any such substitution or adjustment pursuant to this Section 5, fractional shares may be ignored.

                  (b) Amendments. The Committee has the power, in the event of any Transaction, to (1) amend all outstanding Options to permit the exercise thereof in whole or in part at anytime, or from time to time, prior to the effective date of any such merger or consolidation (2) to terminate each such Option as of such effective date and pay each holder of such Award an amount of cash per share equal to the excess, if any, of the Change in Control Value (as hereinafter defined) of the shares subject to such Option over the exercise price under such Options for such shares. For purposes of this subsection (b), the "Change in Control Value" shall be the per share price paid to stockholders of the Company in the Transaction, provided that in the event that the consideration offered to stockholders of the Company consists of anything other than cash, the Committee will determine, in its sole and absolute discretion, the fair cash equivalent portion of the consideration offered that is other than cash.

                  (c) No Other Adjustment. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to an Award.

                                     PART II

                         TERMS APPLICABLE TO ALL AWARDS

         SECTION 6. General Eligibility and Annual Maximum Award; Procedure for Exercise of Awards; Rights as a Stockholder.

                  (a) General Eligibility. Awards may be granted only to Participants.

                  (b) Maximum Annual Participant Award. The aggregate number of Shares with respect to which an Award or Awards may be granted to any one Participant in any one taxable year of the Company shall not exceed 200,000 shares of Common Stock (subject to adjustment as set forth in Section 5(a)).

                  (c) Procedure. An Award shall be exercised when written or electronic notice of exercise has been given to the Company, or the brokerage firm or firms approved by the Company to facilitate exercises and sales under this Plan, in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company or the brokerage firm or firms, as applicable. The notification to the brokerage firm shall be made in accordance with procedures of such brokerage firm approved by the Company. The Company shall issue (or cause to be issued) such share certificate promptly upon exercise of and full payment for the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in Section 5 of this Plan.

                  (d) Method of Payment. The consideration to be paid for any Shares to be issued upon exercise or other required settlement of an Award must be paid by cash, check or wire transfer of immediately available funds.

                  (e) Stockholder Rights. Except as otherwise provided in this Plan, until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the share certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Award, notwithstanding the exercise of the Award.

                  (f) Non-Transferability of Awards. An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in exchange for consideration, except that an Award may be transferred by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant; unless the Committee permits further transferability, on a general or specific basis, in which case the Committee may impose conditions and limitations on any permitted transferability.

         SECTION 7. Effect of Change of Control. Notwithstanding any other provision in this Plan to the contrary, the following provisions shall apply unless otherwise provided in the most recently executed agreement between the Participant and the Company, or specifically prohibited under applicable laws, or by the rules and regulations of any applicable governmental agencies or national securities exchanges or quotation systems.

                  (a) Acceleration. Awards of a Participant shall be Accelerated (as defined in Section 7(b)) upon the occurrence of a Change of Control.

                  (b) Definition. For purposes of this Section 7, Awards of a Participant being "Accelerated" means, with respect to such Participant:

                       (i) any and all Options  shall  become  fully  vested and
                  immediately   exercisable,   and  shall   remain   exercisable
                  throughout their entire term; and

                       (ii) any restriction periods and restrictions  imposed on
                  Restricted Stock shall lapse.

                                    PART III

              SPECIFIC TERMS APPLICABLE TO OPTIONS AND STOCK AWARDS

         SECTION 8. Grant, Terms and Conditions of Options.


                  (a) Designation. Each Option shall be designated in an Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Options shall be treated as Non-Qualified Stock Options. Options shall be taken into account in the order in which they were granted.

                  (b) Term of Options. The term of each Option shall be established by the Committee in its sole and absolute discretion at the date of grant. However, the term of each Incentive Stock Option shall be no more than 10 years from the date of grant, and , in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns Shares representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the term of the Option shall be no more than 5 years from the date of grant.

                  (c) Vesting. Options granted pursuant to this Section 8 shall vest pursuant to the periods, terms and conditions determined by the Committee in its sole discretion. The Committee in its sole and absolute discretion may provide that an Option will be vested or exercisable upon (1) the attainment of one or more performance goals or targets established by the Committee; (2) the Optionee's continued employment as an Employee with the Company for a specified period of time; (3) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole and absolute discretion; or (4) a combination of any of the foregoing. Each Option may, in the sole and absolute discretion of the Committee, have different provisions with respect to vesting and/or exercise of the Option. To the extent Options vest and become exercisable in increments, such Options shall cease vesting as of the termination of such Optionee's employment for any reason other than death, in which case such Options shall immediately vest in full.

                  (d) Exercise Prices.

                      (i) The per Share exercise price under an Incentive  Stock
                         Option shall be: (A) if granted to a Participant who, at the time of the grant of such Incentive Stock Option, owns shares representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the per Share exercise price shall be no less than 110% of the Fair market Value per Share of the Common Stock on the date the Option is granted, or
                         (B) if granted to any other Participant, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share of the Common Stock on the date the Option is granted.

                      (ii) The per Share  exercise  price under a  Non-Qualified
                         Stock Option shall be no less than 100% of the Fair Market Value per Share of the Common Stock on the date the Option is granted.

                  (e) Exercise. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee at the time of grant, as provided in the applicable Award Agreement, and as are permissible under the terms of this Plan. An Option may not be exercised for a fraction of a Share.

                  (f) Expiration of Options upon Termination of Employment. Unless otherwise provided in the applicable Award Agreement as determined by the Committee at the time of grant, Options granted under this Plan, shall expire and cease to be exerciseable as follows:

                      (i) three (3) months after the date of the  termination of
                         Optionee's employment, other than in circumstances covered by (ii), (iii) or (iv) below;

                      (ii) immediately upon termination of Optionee's employment for Misconduct;

                      (iii) twelve (12) months after the date of the termination of a Optionee's employment if such termination was by reason of disability (within the meaning of Section 22(e)(3) of the Code); and

                      (iv) twelve (12)  months  after the date of the death of a
                         Participant.

Notwithstanding the foregoing in this subsection (f), the Committee has the authority to extend the expiration date of any outstanding Option in circumstances in which it deems such action to be appropriate, provided that no such extension shall extend the term of an Option beyond the date on which the Option would have expired if no termination of the Optionee's employment had occurred. To the extent that the extension of the expiration date results in an Option no longer qualifying as an Incentive Stock Option, such extension shall not be effective unless Optionee approves the extension and waives any and all claims against the Committee and the Company for any losses resulting from the disqualification of the Incentive Stock Option.

         SECTION 9. Grant, Terms and Conditions of Stock Awards.

                  (a) Designation. Restricted Stock may be granted either alone, in addition to, or in tandem with other Awards granted under this Plan. After the Committee determines that it will offer Restricted Stock, it will advise the Participant in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions, including vesting, if any, related to the offer, including the number of Shares that the Participant shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Participant must accept the offer. The offer shall be accepted by execution of an Award Agreement or as otherwise directed by the Committee. The term of each award of Restricted Stock shall be at the discretion of the Committee.

                  (b) Vesting. The Committee shall determine the time or times within which an Award of shares of Restricted Stock may be subject to forfeiture, the vesting schedule and the rights to acceleration thereof, and all other terms and conditions of the Award. The Committee may provide that vesting of such Award will occur upon (1) the attainment of one or more performance goals or targets established by the Committee, which are based on (i) percentage increases in net asset value, (ii) earnings before or after interest, taxes, depreciation, and/or amortization, (iii) general administrative expenses, and
(iv) finding costs; (2) the Optionee's continued employment or service with the Company for a specified period of time; (3) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole and absolute discretion; or (4) a combination of any of the foregoing. Subject to the applicable provisions of the Award Agreement and this Section 9, upon termination of a Participant's employment for any reason, all Restricted Stock subject to the Award Agreement may vest or be forfeited in accordance with the terms and conditions established by the Committee as specified in the Award Agreement. Each Restricted Stock Award may, in the sole and absolute discretion of the Committee, have different forfeiture and vesting provisions.

                                     PART IV

                      TERM OF PLAN AND STOCKHOLDER APPROVAL

         SECTION 10. Term of Plan. This Plan shall become effective as of the Effective Date and shall continue in effect until the tenth anniversary of the Effective Date or until terminated under Section 11 of this Plan or extended by an amendment approved by the stockholders of the Company pursuant to Section 11(a).

         SECTION 11. Amendment and Termination of this Plan.


                  (a) Amendment and Termination. The Board or the Committee may amend or terminate this Plan from time to time in such respects as the Board may deem advisable (including, but not limited to, amendments which the Board deems appropriate to enhance the Company's ability to claim deductions related to stock option exercises); provided, that to the extent an amendment to this Plan
(1) increases the maximum number of shares available under the Plan, (2) changes the class of individuals eligible to receive Awards under the Plan, or (3) requires stockholder approval under the rules of the AMEX, such other exchange upon which the Company's Common Stock is either quoted or traded, or the SEC, stockholder approval shall be required for any such amendment of this Plan. Subject to the foregoing, it is specifically intended that the Board or Committee may amend this Plan without stockholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purpose of this Plan or any Award Agreement.

                  (b) Effect of Amendment or Termination. Any amendment or termination of this Plan shall not impair the rights of Participants under previously-granted Awards and such Awards shall remain in full force and effect as if this Plan had not been so amended or terminated, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company.

         SECTION 12. Stockholder Approval. The effectiveness of this Plan is subject to approval by the stockholders of the Company in accordance with applicable AMEX rules, or the rules of such other exchange upon which the Company's Common Stock is either quoted or traded at the time the Plan becomes effective.

                                     PART V

                                  MISCELLANEOUS

         SECTION 13. Unfunded Plan. The adoption of this Plan and any setting aside of amounts by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust. The benefits provided under this Plan shall be a general, unsecured obligation of the Company payable solely from the general assets of the Company, and neither a Participant nor the Participant's beneficiaries or estate has any interest in any assets of the Company by virtue of this Plan. Nothing in this Section 13 shall be construed to prevent the Company from implementing or setting aside funds in a grantor trust subject to the claims of the Company's creditors. Legal and equitable title to any funds set aside, other than any grantor trust subject to the claims of the Company's creditors, shall remain in the Company and any funds so set aside shall remain subject to the general creditors of the Company, present and future. Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the Award Agreements.

         SECTION 14. Representations and Legends. The Committee may require each person purchasing shares pursuant to an Award under this Plan to represent to and agree with the Company in writing that the purchaser is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificate for such shares may include any legend which the Committee deems appropriate to reflect a restriction on transfer.

         All certificates for shares of Common Stock delivered under this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Common Stock is listed, applicable federal or state securities laws, and any applicable corporate law, and the Committee may cause the legend or legends to be put on any such certificates to make appropriate reference to such restriction.

         SECTION 15. Assignment of Benefits. No Award or other benefits payable under this Plan shall, except as otherwise provided under this Plan or as specifically provided by law, be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge. Any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge, any such benefit shall be void, and any such benefit shall not in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall such benefit be subject to attachment or legal process for or against that person.

         SECTION 16. Governing Laws. This Plan and actions taken in connection herewith shall be governed, construed and enforced in accordance with the laws of the State of Nevada.

         SECTION 17. Application of Funds. The proceeds received by the Company from the sale of shares of Common Stock pursuant to Awards granted under this Plan will be used for general corporate purposes.

         SECTION 18. Right of Discharge. Nothing in this Plan or in any Award or Award Agreement shall confer upon any Participant or any other individual the right to continue in the employment or service of the Company or any of its Subsidiaries, or affect any right the Company or any of its Subsidiaries may have to terminate the employment or service of any such Participant or any other individual at any time for any reason.